Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement of Music of Your Life, Inc. on Form S-8 of my report dated September 15, 2015, relating to the audit of the financial statements of Music of Your Life, Inc. for the year ended May 31, 2015, appearing in the Company's Form 10-K filed on September 15, 2015, which is incorporated in this Form S-8 by reference.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

June 15, 2016